EXHIBIT 10.3

GUARANTOR JOINDER AGREEMENT
This Guarantor Joinder Agreement (this “Agreement”) dated as of December 18, 2020 is made by each of the parties on Schedule I hereto (the “Additional Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders under the Credit Agreement referred to below.

RECITALS

WHEREAS, reference is made to the Term Loan Agreement, dated as of November 18, 2020 (as amended, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among STERIS plc, STERIS Limited, Synergy Health Limited and STERIS Corporation, as Borrowers, the Guarantors party thereto from time to time, the Lenders parties thereto and the Administrative Agent;

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Advances to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Additional Guarantor is a wholly-owned Subsidiary of the Reporting Entity;

WHEREAS, the proceeds of the Advances will be used in part to enable the Borrowers to make valuable transfers to the Additional Guarantors in connection with the operation of their respective businesses; and

WHEREAS, each Additional Guarantor acknowledges that it will derive a substantial direct or indirect benefit from the making of the Advances.

Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.
Section 2. Joinder. As of the date hereof, each Additional Guarantor hereby agrees that it shall become a “Guarantor” under and for all purposes of the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor under the Credit Agreement and the other Loan Documents, including those set forth in ARTICLE VIII of the Credit Agreement.
Section 3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement that is an Electronic Signature transmitted by telecopier, facsimile or in a pdf or similar file shall be effective as delivery of a manually executed counterpart of this Agreement; provided, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Additional Guarantors without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the reasonable request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Additional Guarantors hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement shall have the same legal effect, validity and enforceability as any paper original, (ii) each party hereto may, at its option, create one or more copies of this Agreement in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement based solely on the lack of paper original copies of this Agreement, including with respect to any signature pages thereto and (iv) waives any claim against any other party hereto or any Related Party of any such Person for any losses, claims (including intraparty claims), demands, damages, penalties or liabilities of any kind arising solely from reliance by any party hereto on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages, penalties or liabilities of any kind arising as a result of the failure of any Additional Guarantors to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 5. Miscellaneous. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Additional Guarantors have caused this Guarantor Joinder Agreement to be duly executed and delivered as of the day and year first above written.

KS Apollo Holdings Inc.

/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President

KS Apollo LLC

/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President

Key Surgical LLC

/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President

Acknowledged:
JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
/s/ Stacey Zoland
Name: Stacey Zoland
Title: Executive Director

[Signature Page to Term Loan Guarantor Joinder Agreement]

Schedule I

1. KS Apollo Holdings Inc., a Delaware corporation
2. KS Apollo LLC, a Delaware limited liability company
3. Key Surgical LLC, a Delaware limited liability company

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